UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2023

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2023, we entered into a second amendment (the “Second Amendment”) to our loan and security agreement (the “Loan Agreement”) with SLR Investment Corp., as collateral agent (the “Agent”), and the lenders listed on Schedule 1.1 to the Loan Agreement (collectively the “Lenders”). The Second Amendment extends the interest-only term of the loan by twelve months to April 1, 2025 provided that we either (i) receive approval from the U.S. Food and Drug Administration (the “FDA”) for our new drug application (“NDA”) for tenapanor for the treatment of hyperphosphatemia in certain chronic kidney disease patients on dialysis (the “Hyperphosphatemia NDA”) on or prior to November 30, 2023 or (ii) achieve certain product revenue milestone targets as described in the Second Amendment for the year ending December 31, 2023. The Second Amendment also extends the period under which we may draw an additional $22.5 million under the Loan Agreement (the “Term B Loan”) from July 25, 2023 to December 20, 2023, and amends the milestone that we must achieve in order to draw the Term B Loan by extending the time period for the receipt of approval by the FDA of the Hyperphosphatemia NDA until November 30, 2023. In addition, the Second Amendment replaces the floating per annum interest rate with 7.95% plus the greater of (a) one percent (1.00%) per annum and (b)(i) 0.022% plus (ii) 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial & Operations Officer